                                                                    Exhibit 4.20

                                    GUARANTY
                                    --------

This Guaranty is entered into as of May __, 2001, by the undersigned Guarantors (each a "Guarantor") and Royal Bank of Scotland, PLC in its capacity as a
         ---------
Guaranteed Party, and Agent for itself and on behalf of National Westminster Bank, PLC (Royal Bank of Scotland, PLC and National Westminster Bank, PLC, sometimes collectively herein "Banks").

                                  WITNESSETH:
                                  -----------

        WHEREAS, APW Enclosure Products and Systems Limited, its subsidiaries and affiliates, APW Limited, APW Electronics Group Plc its subsidiaries and affiliates (collectively "Borrowers") have severally entered into various credit facilities with the Banks including (1) Revolving Credit Facilities, as amended, dated October 24, 1995 with Royal Bank of Scotland, PLC; (2) Counter-Indemnity Agreement dated on or about April 26, 2000; with National Westminster Bank, PLC and (3) a Multiline Facility Agreement dated April 20, 2000 with National Westminster Bank, PLC pursuant to which the Banks agreed to extend financial accommodations including loans, bills facilities, bonding facilities, guarantees, indemnifications and related credit facilities (collectively "Credit Facilities") for the account of its Borrowers as set forth in the respective credit and indemnity documents.

        WHEREAS, the Banks have no obligation at the present time to make additional loans or issue or participate in additional Credit Facilities under various Credit Facility documents however Banks are willing to do so on the condition (among others) that the Guarantor enter into this Guaranty.

        The Guarantor will derive substantial and direct benefits (which benefits are hereby acknowledged by the Guarantor) from the Loans and the financial accommodations and other benefits to be provided by Banks.

        In order to induce the Banks to make such Loans and other consideration available to the Borrowers as provided in the Credit Facilities and to make certain forbearances thereunder, the Guarantor has agreed to issue this Guaranty.

        NOW, THEREFORE, for and in consideration of any forbearance, loan, advance or other financial accommodation heretofore or hereafter made to the Borrowers under or in connection with the Credit Facilities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.  Definitions. Unless otherwise defined herein, capitalized terms used
            -----------
in this Guaranty have the meanings given to them from time to time in the Credit Facilities. APW Limited, its subsidiaries and affiliates, APW Enclosure Products and Systems Limited, its subsidiaries and affiliates, and APW Electronics Group PLC its subsidiaries and affiliates are collectively called the "Guaranteed Borrower."

        2.  Guaranty.
            --------

               2.1    Guaranty. The Guarantor hereby irrevocably, absolutely and
                      --------
unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Obligations of the Guaranteed Borrower to the Banks (the "Guaranteed Obligations"), including Obligations in
                            ----------------------
respect of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, the operation of Sections 502(b) and 506(b) of the U.S. Bankruptcy Code or the operation of any comparable provisions of laws of countries other than the United States; provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of
--------  -------
such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or other applicable law, and not for any greater amount. This Guaranty constitutes a guaranty of payment and performance when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Guaranteed Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder. The Agent or any Bank may permit the indebtedness of the Guaranteed Borrower to the Agent or any Bank to include indebtedness other than the Guaranteed Obligations, and may apply any amounts received from any source, other than from the Guarantor, to that portion of the Guaranteed Borrower's indebtedness to the Agent or any Bank which is not a part of the Obligations.

               2.2    Currency. Payments hereunder shall be made in the same
                      --------
currency as the Guaranteed Obligations so guaranteed. If and to the extent payments hereunder are made in a different currency, payments required hereunder shall be increased to the extent necessary to avoid any loss to the Agent or the Banks on account of any change or changes in the value of such different currency from the currency of the applicable Guaranteed Obligations.

               2.3    Obligations Independent. The obligations hereunder are
                      -----------------------
independent of the obligations of the Guaranteed Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether any action is brought against the Guaranteed Borrower or whether the Guaranteed Borrower shall be joined in any such action or actions.

               2.4    Authorization of Renewals, Etc. The Guarantor authorizes
                      ------------------------------
the Agent and each Bank, without notice or demand and without affecting its liability hereunder, from time to time:

                      (a) to renew, compromise, extend, accelerate or otherwise change the time for payments of, or otherwise change the terms of, the Guaranteed Obligations, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any other Loan Document, as permitted therein;

                      (b) to receive and hold security for the payment of this Guaranty or the Guaranteed Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                      (c) to apply such security and direct the order or manner of thereof as the Agent or any Bank, as the case may be, in its discretion may determine, and

                  (d) to release or substitute any one or more of any endorsers or guarantors of the Guaranteed Obligations.

The Guarantor further agrees that the performance or occurrence of any of the acts or events described in clauses (a), (b), (c), and (d) above with respect to indebtedness or other obligations of the Guaranteed Borrower, other than the Guaranteed Obligations, to the Agent or any Bank, shall not affect the liability of the Guarantor hereunder.

          2.5     Waiver of Certain Rights. The Guarantor waives any right to
                  ------------------------
require the Agent or any Bank:

                  (a) to proceed against the Guaranteed Borrower or any other Person;

                  (b) to proceed against or exhaust any security for the Guaranteed Obligations or any other indebtedness of the Guaranteed Borrower to the Agent or any Bank; or

                  (c) to pursue any other remedy in the Agent's or any such Bank's power whatsoever.

          2.6     Waiver of Certain Defenses. The Guarantor waives any defense
                  --------------------------
arising by reason of any disability or other defense of the Guaranteed Borrower or the cessation from any cause whatsoever of the liability of the Guaranteed Borrower, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that the Guarantor's obligations exceed or are more burdensome than those of the Guaranteed Borrower. The Guarantor waives all rights and defenses arising out of an election of remedies by the Agent, or any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has terminated the Guarantor's rights of subrogation and reimbursement against the Guaranteed Borrower by operation of applicable law, and all rights or defenses the Guarantor may have by reason of protection afforded to the Guaranteed Borrower with respect to the Guaranteed Obligations pursuant to any antideficiency laws or other laws of applicable jurisdiction limiting or discharging the Guaranteed Obligations. The Guarantor waives any benefit of, and any right to participate in, any security or other guaranty now or hereafter held by the Agent or any Bank securing the Guaranteed Obligations.

          2.7     Waiver of Presentments, Etc. The Guarantor waives all
                  ---------------------------
presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence or creation of new Guaranteed Obligations or any other indebtedness of the Guaranteed Borrower to the Agent or any Bank.

          2.8     Information Relating to the Guaranteed Borrower. The
                  -----------------------------------------------
Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Guaranteed Borrower such information concerning the Guaranteed Borrower's financial condition or business operations as the Guarantor may require, and that neither the Agent nor any Bank has any duty at any time to disclose to the Guarantor any information relating to the business, operations or financial condition of the Guaranteed Borrower.

          2.9     Right of Setoff. In addition to any rights and remedies of
                  ---------------
the Banks provided by law, if the Guarantor has failed to make any payment due hereunder upon demand, each Bank is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (including deposits in other currencies in amounts determined at the Spot Rate on the date of setoff) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not the Agent or such Bank shall have made demand under this Guaranty or any other Loan Document. Each Bank agrees promptly to notify the Guarantor and the Agent after any such set-off and application made by such Bank; provided, however, that the failure
                                           --------  -------
to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 2.9 are in addition to
                                                -----------
the other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          2.10    Subordination. Any obligations of the Guaranteed Borrower to
                  -------------
the Guarantor, now or hereafter existing, constituting obligations to the Guarantor as subrogee of the Agent or any Bank or resulting from the Guarantor's performance under this Guaranty, are hereby fully subordinated in time and priority of payment to the Obligations.

          2.11    Reinstatement of Guaranty. If any payment or transfer of any
                  -------------------------
interest in property by the Guaranteed Borrower to the Agent or any Bank in fulfillment of any Guaranteed Obligation is rescinded or must at any time (including after the return or cancellation of this Guaranty) be returned, in whole or in part, by the Agent or any Bank to the Guaranteed Borrower or any other Person, upon the insolvency, bankruptcy or reorganization of the Guaranteed Borrower or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

          2.12    Powers. It is not necessary for the Agent or any Bank to
                  ------
inquire into the powers of the Guaranteed Borrower or of the officers, directors, partners or Agent acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          2.13    Taxes. (a) Any and all payments by the Guarantor to each
                  -----
Bank or the Agent under this Guaranty shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Guarantor shall pay all Other Taxes.

                  (b) If the Guarantor shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                         (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it wouId have received and retained had no such deductions or withholdings been made;

                         (ii) the Guarantor shall make such deductions and withholdings;

                         (iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                         (iv) the Guarantor shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, on request of such Bank after such incurrence, Further Taxes in the amount that the respective Bank determines in good faith as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                   (c) The Guarantor agrees to indenmify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Bank determines in good faith as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; provided, that the Guarantor shall not be required to indemnify a Bank for any such liability which arose because of the failure of said Bank to make a payment for more than five days after such Bank became aware of the requirement to make such payment. Payment under this indemnification shall be made within 30 days after the date the applicable Bank or the Agent makes written demand therefor.

                   (d) Within 30 days after the date of any payment by the Guarantor of Taxes, Other Taxes or Further Taxes, the Guarantor shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                   (e) For purposes of this Section, (i) "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office in respect of the Credit Agreement; (ii) "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Guaranty; and (iii) "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to this Section.

     3.    Representations and Warranties. The Guarantor represents and warrants
           ------------------------------
to the Agent and each Bank as follows:

          3.1    Existence and Power. The Guarantor (a) is a corporation duly
                 -------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Guaranty and any other Loan Document to which it is a party; (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent failure to so qualify would not have a Material Adverse Effect; and (d) is in compliance with all Requirements of Law except to the extent the failure to so comply would not have a Material Adverse Effect.

          3.2    Corporate Authorization; No Contravention. The execution,
                 -----------------------------------------
delivery and performance by the Guarantor of this Guaranty and any other Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of the Guarantor's Organic Documents; (b) conflict with or result in any material breach or contravention of, or the creation of any lien under, any document evidencing any material Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its property is subject; or (c) violate any Requirement of Law.

          3.3    Governmental Authorization. No approval, consent, exemption,
                 --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty or any other Loan Document to which it is a party.

          3.4    Binding Effect. This Guaranty and each other Loan Document to
                 --------------
which the Guarantor is a party constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          3.5    Regulated Entities. The Guarantor is not subject to any statute
                 ------------------
or regulation limiting its ability to incur or guarantee Debt.

     4.   Miscellaneous.
          -------------

          4.1 Application of Payments on Guaranty. All payments required to
              -----------------------------------
be made by the Guarantor hereunder shall, unless otherwise expressly provided herein, be made to the Agent for the account of the Banks at the Agent's Payment Office. The Agent will promptly distribute to each Bank its share of such payment in like funds as received. Payments received from the Guarantor shall, unless otherwise expressly provided herein, be applied to costs, fees, or other expenses due under the Loan Documents, any interest, any principal due under the Loan Documents and any other Guaranteed Obligations, in such order as the Agent, with the consent of or at the request of the Required Banks, shall determine.

          4.2    Assignments and Participations. Any Bank may from time to
                 ------------------------------
time, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, transfer its interest in the Guaranteed Obligations to Participants and Assignees as provided in the Credit Agreement. The Guarantor agrees that each such transfer will give rise to a direct obligation of the Guarantor to each such Participant and Assignee and that each such Participant and Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Bank party to the Credit Agreement and this Guaranty.

          4.3    Loan Document. This Guaranty is a Loan Document executed and
                 -------------
delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

          4.4    Waivers; Writing Required. No delay or omission by the Agent
                 -------------------------
or any Bank to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing and signed by the Guarantor and the Agent, with the written consent of the Required Banks or all of the Banks, in accordance with the terms of Section 10.1 of the Credit Agreement.

          4.5    Remedies. All rights and remedies provided in this Guaranty
                 --------
and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

          4.6    Costs and Expenses. The Guarantor agrees to pay or reimburse
                 ------------------
the Agent and each Bank within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty (including in connection with any "workout" or restructuring regarding amounts due under this Guaranty, and including in any insolvency proceeding or appellate proceeding).

          4.7    Severability. The illegality or unenforceability of any
                 ------------
provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

          4.8    Governing Law and Jurisdiction. (a) THIS GUARANTY SHALL BE
                 ------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WISCONSIN; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF WISCONSIN OR OF THE UNITED STATES LOCATED IN WISCONSIN, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE

GUARANTOR, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTOR, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                            ---------
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR
----------
PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY WISCONSIN LAW.

          4.9    Waiver of Jury Trial. THE GUARANTOR, THE BANKS AND THE AGENT
                 --------------------
EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

          4.10   Judgment. If, for the purposes of obtaining judgment in any
                 --------
court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with its normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Agent hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is
               -----------------
denominated in accordance with the applicable provisions of this Guaranty (the "Agreement Currency"), be discharged only to the extent that on the Business Day
 ------------------
following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss.

          4.11   Entire Agreement. This Guaranty (a) integrates all the terms
                 ----------------
and conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and any such instrument, agreement and document and as the complete and exclusive statement of the terms agreed to by the parties.

              [Remainder of the Page is intentionally left blank]

       IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                          APW LTD.

                                          By: /s/ James Maxwell
                                             -----------------------------
                                              James Maxwell, Assistant Treasurer

                                          APW NORTH AMERICA INC.

                                          By: /s/ James Maxwell
                                             -----------------------------
                                              James Maxwell, Treasurer


                                          APW HOLDING DENMARK APS


                                          By:_____________________________
                                              Richard Carroll

                                          By:_____________________________
                                              Jesper Bilde

                                     DOMESTIC SUBSIDIARIES OF APW-NA:

                                     APW ENCLOSURE SYSTEMS, INC.
                                     APW-ERIE, INC.
                                     ASPEN MOTION TECHNOLOGIES INC.
                                     CAMBRIDGE AEROFLO, INC.
                                     ELECTRONIC SOLUTIONS
                                     HSP USA INC.
                                     INNOVATIVE METAL FABRICATION, INC.
                                     McLEAN MIDWEST CORPORATION
                                     McLEAN WEST INC.
                                     METAL ARTS MANUFACTURING, INC.
                                     PRECISION FABRICATION TECHINOLOGIES,
                                     INC.
                                     RUBICON USA, INC.
                                     ZERO-EAST DIVISION, ZERO CORPORATION
                                     ZERO ENCLOSURES, INC.
                                     ZERO INTERNATIONAL, INC.

                                        By: /s/ James Maxwell
                                           -------------------------------------
                                           James Maxwell, Treasurer or Assistant
                                        Treasurer or CFO

                                     APW ENCLOSURE SYSTEMS HOLDING, INC.

                                        By: /s/ James Maxwell
                                           -------------------------------------
                                           James Maxwell, Treasurer

                                        APW ENCLOSURE SYSTEMS, LP
                                By: APW ENCLOSURE SYSTEMS HOLDING, INC.
                                its General Partner

                                        By: /s/ James Maxwell
                                           -------------------------------------
                                           James Maxwell, Treasurer

                                     DOMESTIC SUBSIDIARIES OF PARENT:

                                        APW MAYVILLE, LLC
                                        APW WRIGHT LINE LLC
                                        ASPEN POWER SYSTEMS, LLC
                                        EDER INDUSTRIES INC.
                                        VERO ELECTRONICS INC.
                                        By: /s/ James Maxwell
                                           -------------------------------------
                                        James Maxwell, Treasurer or Assistant
                                        Treasurer

                                      S-1